    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1996
                                       REGISTRATION NO. 333-_______________
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                            WACKENHUT CORRECTIONS
                                 CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   FLORIDA                                       65-0043078
(State or Other Jurisdiction of Incorporation                 (I.R.S. Employer
             of Organization)                                Identification No.)


                           4200 WACKENHUT DRIVE #100
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

              WACKENHUT CORRECTIONS CORPORATION STOCK OPTION PLAN
                            (Full Title of the Plan)

                              JAMES P. ROWAN, ESQ.
                           4200 WACKENHUT DRIVE #100
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                _______________
                        COPIES OF ALL COMMUNICATIONS TO:

                          STEPHEN K. RODDENBERRY, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                         SUNTRUST INTERNATIONAL CENTER
                        ONE S.E. 3RD AVENUE, 28TH FLOOR
                           MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
          TITLE OF                                                                PROPOSED MAXIMUM
       SECURITIES TO BE            AMOUNT TO            PROPOSED MAXIMUM         AGGREGATE OFFERING        AMOUNT OF
          REGISTERED           BE REGISTERED (2)     OFFERING PRICE PER  SHARE       PRICE (3)          REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $.01 per share (1)                1,500,000            $14.25                     $21,375,000             $7,370.10
========================================================================================================================

(1) Includes shares issuable under the Wackenhut Corrections Corporation Stock Option Plan (the "Plan").
(2) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The proposed Maximum Offering Price is based on the aggregate of: (a) an exercise price of $3.41 per share for the 803,032 shares of Common Stock presently subject to outstanding options, and
         (b) the average of the high and low prices of shares of Common Stock as reported on the New York Stock Exchange on August 9, 1996 of
         $26 3/4 per share for the remaining shares which may be issued upon the exercise of stock options which may be awarded under the Plan.

                  Total Number of Sequentially Numbered Pages _____
                  Exhibit Index on Sequentially Numbered Page _____

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         The first part of this Registration Statement has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the Plan. The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings or resales of common stock previously acquired or to be acquired by the participants in the Plan who are deemed control persons of the Company.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                         REOFFER PROSPECTUS PREPARED IN
                      ACCORDANCE WITH THE REQUIREMENTS OF
                               PART I OF FORM S-3

                             (BEGINS ON NEXT PAGE)

REOFFER PROSPECTUS

                       WACKENHUT CORRECTIONS CORPORATION

                                 386,464 SHARES

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

              ____________________________________________________

                       WACKENHUT CORRECTIONS CORPORATION
                               STOCK OPTION PLAN

         This Prospectus is being used in connection with the reoffering by certain directors and/or other affiliates named herein (the "Selling Shareholders") of Wackenhut Corrections Corporation, a Florida corporation (the "Company" or the "Registrant"), of shares of Common Stock, par value $.01 per share, of the Registrant (the "Common Stock") previously acquired by them pursuant to the Wackenhut Corrections Corporation Stock Option Plan (the "Plan").

         All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions, discounts and other expenses incurred by individual Selling Shareholders will be borne by the individual Selling Shareholder. The Company will not be entitled to any of the proceeds from such sales, although the Company is entitled to receive the exercise price of the options under which the shares of Common Stock are acquired by the Selling Shareholders.

         The Common Stock is listed on the New York Stock Exchange under the symbol "WHC." On August 9, 1996, the last reported sales price of the common Stock on the New York Stock Exchange was $26 1/4 per share.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

           ______________________________________________________

         No person has been authorized to give any information or to make any representations, other than those in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein since the date hereof.

                THE DATE OF THIS PROSPECTUS IS AUGUST 12, 1996

                             AVAILABLE INFORMATION

         The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of prescribed fees. In addition, all reports, proxy statements and other information filed by the Company should also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-8, relating to the Common Stock offered hereby (the "Registration Statement"). This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof, which may be obtained from the Commission in the manner set forth above.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference: (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) Quarterly Report on Form 10-Q for the thirteen weeks ended March 31, 1996; and (3) Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 27, 1994, and any amendment or report filed with the Commission for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         The Company will furnish, without charge, to each person to whom a Prospectus is delivered, upon written or oral request, a copy of the foregoing Annual Report on Form 10-K, the foregoing Quarterly Report on Form 10-Q and the foregoing Registration Statement on Form 8-A, in each case other than exhibits thereto (unless such exhibits are specifically incorporated by reference therein). Requests for such documents should be submitted in writing to Wackenhut Corrections Corporation, 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243, Attention: Corporate Secretary, or by telephone at (561) 622-5656.

                                  THE COMPANY

         Wackenhut Corrections Corporation is a leading developer and manager of privatized correctional and detention facilities in the United States, the United Kingdom and Australia. The Company was founded in 1984 as a division of The Wackenhut Corporation ("Parent"), a leading provider of professional security services, and was incorporated in Florida in April 1988.

         The Company offers governmental agencies a comprehensive range of correctional and detention facility management services from individual consulting projects to the integrated design, development and management of such facilities. In addition to providing the fundamental residential services relating to the security of facilities and the detention and care of inmates, the Company has built a reputation as an effective provider of a wide array of in-facility rehabilitative and educational programs, such as chemical dependency counseling and treatment, basic education, and job and life skills training. Additionally, the Company is continuously seeking to expand into complementary services such as work release programs, youth detention services and prisoner transport services (known as court escort services in the United Kingdom).

         The company's principal executive offices are located at 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410-4243, and its telephone number is (561) 622-5656.

                                  RISK FACTORS

         An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors, which can affect the Company's current position and future prospects, in addition to the other information set forth in this Prospectus in connection with an investment in the shares of Common Stock offered hereby.

         REVENUE AND PROFIT GROWTH DEPENDENT ON EXPANSION. The Company's growth will depend to a significant degree upon its ability to obtain additional construction and management contracts and to retain existing management contracts. The Company's growth is generally dependent on the construction and management of new correctional and detention facilities, since contracts to manage existing public facilities are not typically offered to private operators. The rate of construction of new facilities and, therefore, the Company's potential for growth will depend on a number of factors, including crime rates and sentencing patterns in countries in which the Company operates, governmental and public acceptance of the concept of privatization, the number of facilities available for privatization and the Company's ability to obtain awards for contracts and to integrate new facilities into its management structure on a profitable basis. In addition, certain jurisdictions recently have required the successful bidder to make a significant capital investment in connection with the financing of a particular project. The Company's ability to secure awards under such circumstances will, therefore, also depend on the Company having sufficient capital resources. The Company anticipates that there will be significant competition among operators of correctional and detention facilities for construction and management contracts for new facilities and for the renewal of contacts upon expiration. Accordingly, there can be no assurance that the Company will be able to obtain additional contracts to construct or manage new facilities or to retain its existing contracts upon expiration thereof.

         GROWTH STRATEGY. The Company intends to grow through internal expansion and through selective acquisitions of additional companies. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional companies or successfully integrate such additional companies into the Company without substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will be profitable at the time of their acquisition or will achieve levels of profitability that justify the investment therein. Acquisitions may involve a number of special risks, including, but not limited to, adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, risks associated with unanticipated problems or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance.

         CONTRACT DURATION. The Company's facility management contracts typically have terms ranging from one to five years. The Company has two contracts that will expire in 1996, one of which has a two-year renewal option which is automatically renewed subject to legislative appropriation and one of which will be subject to competitive re-bid. The Company's management contracts generally contain one or more renewal options for terms ranging from one to five years. Only the contracting governmental agency may exercise a renewal option. No assurance can be given that any agency will exercise a renewal option in the future. Additionally, the contracting governmental agency typically may terminate a facility contract without cause by giving the Company adequate written notice.

         CONTRACTS SUBJECT TO GOVERNMENTAL FUNDING. The Company's facility management contracts are subject to either annual or bi-annual governmental appropriations. A failure by a governmental agency to receive such appropriations could result in termination of the contract by such agency or a reduction of the management fee payable to the Company. In addition, even if funds are appropriated, delays in payments may occur which could negatively affect the Company's cash flow. Furthermore, in certain cases the development and construction of facilities to be managed by the Company are subject to obtaining construction financing. Such financing may be obtained through a variety of means, including without limitation, sale of tax-exempt bonds or other obligations or direct governmental appropriation. The sale of tax-exempt bonds or other obligations may be adversely affected by changes in applicable tax laws or adverse changes in the market for tax-exempt bonds or other obligations.

         GOVERNMENTAL REGULATION: OVERSIGHT, AUDITS AND INVESTIGATIONS. The Company's business is highly regulated by a variety of governmental authorities which continuously oversee the Company's business and operations. For example, the contracting agency typically assigns full-time, on-site personnel to a facility to monitor the Company's compliance with contract terms and applicable regulations. Failure by the Company to comply with contract terms or regulations could expose it to substantial penalties, including the loss of a management contract. In addition, changes in existing regulations could require the Company to modify substantially the manner in which it conducts business and, therefore, could have a material adverse effect on the Company.

         Additionally, the Company's contracts give the contracting agency the right to conduct audits of the facilities and operations managed by the Company for the agency, and such audits occur routinely. An audit involves a governmental agency's review of the Company's compliance with the prescribed policies and procedures established with respect to the facility. The Company also may be subject to investigations as a result of an audit, an inmate's complaint or other causes.

         FACILITY OCCUPANCY LEVELS. A substantial portion of the Company's revenues are generated under facility management contracts that specify a net rate per day per inmate ("per diem rate") based upon occupancy rates (some of which provide guaranteed minimum occupancy levels), while a substantial portion of the Company's cost structure is fixed. Under a per diem rate structure, a decrease in occupancy rates could cause a decrease in revenues and profitability. The Company is, therefore, dependent on government agencies supplying Company facilities with a sufficient number of inmates to meet the facilities' design capacities. A failure to do so may cause the Company to forgo revenues and income or delay recognition of revenues and income to later periods. The Company has recently experienced a delay in filling three Texas facilities to their design capacities in accordance with the anticipated schedule set forth in the contracts.

         ACCEPTANCE OF PRIVATIZED CORRECTIONAL AND DETENTION FACILITIES. Management of correctional and detention facilities by private entities has not achieved complete acceptance by either governments or the public. Some sectors of the federal government and some state governments are legally unable to delegate their traditional management responsibilities for correctional and detention facilities to private companies. The operation of correctional and detention facilities by private entities is a relatively new concept, is not widely understood by the public and has encountered resistance from certain groups, such as labor unions, local sheriff's departments and groups that believe correctional and detention facility operations should only be conducted by governmental agencies. Such resistance may cause a change in public and government acceptance of privatized correctional facilities. In addition, changes in dominant political parties in any of the markets in which the Company operates could result in significant changes to previously established views of privatization in such markets.

         OPPOSITION TO FACILITY LOCATION AND ADVERSE PUBLICITY. The Company's success in obtaining new awards and contracts may depend in part upon its ability to locate land that can be leased or acquired on economically favorable terms by the Company or other entities working with the Company in conjunction with the Company's's proposal to construct and/or manage a facility. Some locations may be in or near populous areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. The Company's business is subject to public scrutiny. In addition to possible negative publicity about privatization in general, an escape, riot or other disturbance at a Company-managed facility or another privately-managed facility may result in publicity adverse to the Company and the industry in which it operates, which could materially adversely affect the Company's business.

         BUSINESS CONCENTRATION. Contracts with governmental agencies of the State of Texas accounted for 41% and 48% of the Company's revenues in Fiscal 1994 and Fiscal 1993, respectively. Contracts with the New South Wales Department of Corrective Services accounted for 15% of the Company's revenues in Fiscal 1994. Contracts with the Queensland Corrective Services Commission accounted for 13% of the Company's revenues in Fiscal 1994. Contracts with the Louisiana Department of Public Safety and Corrections accounted for 13% and 17% of the Company's revenues in Fiscal 1994 and Fiscal 1993, respectively. The loss of, or a significant decrease in, business from one or more of the foregoing agencies could have a material adverse effect on the Company's results of operations.

         POTENTIAL LEGAL LIABILITY. The Company's management of correctional and detention facilities exposes it to potential third-party claims or litigation by prisoners or other persons for personal injury or other damages resulting from contact with Company-managed facilities, programs, personnel or prisoners, including damages arising from a prisoner's escape or from a disturbance or riot at a Company-managed facility. In addition, the Company's management contracts generally require the Company to indemnify the governmental agency against any damages to which the governmental agency may be subject in connection with such claims or litigation. The Company participates in an insurance program maintained by Parent that provides coverage for certain liability risks faced by the Company, including personal injury, bodily injury, death or property damage to a third party where the Company is found to be negligent. There can be no assurance, however, that the Company's insurance will be adequate to cover all potential claims. In addition, the Company is involved in certain litigation matters relating to certain of its facilities.

         DEPENDENCE ON PARENT FOR CERTAIN SERVICES. The Company has historically been dependent upon Parent for various services including legal, accounting, financial, data processing, auditing, treasury, cash management, insurance, government contract management and human resource services. Parent continues to provide certain of these services to the Company at a fixed annual fee under a contract that was renewed for a two-year term expiring December 31, 1997. In addition, the Company is a named insured under an insurance program maintained by Parent that includes commercial general liability, automobile liability and workers compensation coverage. The Company reimburses Parent for direct and indirect costs associated with such coverage. No assurance can be given that Parent will continue to provide the Company such services or insurance coverage after December 31, 1997 and the cost of such services and insurance coverage may be significantly higher if the Company purchases such services or coverage from unaffiliated providers.

         INFLATION. The Company's largest facility management expense is personnel costs. Most of the Company's facility management contracts provide for payments to the Company of either fixed management fees or fees that increase by only small amounts during their terms. If, due to inflation or other causes, the Company must increase the wages and salaries of its employees at rates faster than increases, if any, in management fees, then the Company's profitability would be adversely affected.

         COMPETITION. The Company competes with a number of companies, including, but not limited to, Corrections Corporation of America, Esmore Correctional Services, Inc., Group 4 International Correction Services, Securicor Group, U.K. Detention Services, Ltd. and U.S. Corrections Corporation. Some of these companies are larger and have greater resources than the Company. The Company also competes in some markets with small local companies that may have better knowledge of the local conditions and may be better able to gain political and public acceptance. Potential competitors can enter the Company's business without substantial capital investment or previous experience in the management of correctional and detention facilities. In addition, in some markets, the Company may compete with governmental agencies that manage correctional facilities.

         ECONOMIC RISKS ASSOCIATED WITH DEVELOPMENT ACTIVITIES. When the Company is engaged to perform construction and design services for a facility, the Company typically acts as the primary contractor and subcontracts with other parties who act as the general contractor. As primary contractor, the Company is subject to the various risks of construction (including, without limitation, shortages of labor and materials, work stoppages, labor disputes and weather interference) which could cause construction delays, and the Company is subject to the risk that the general contractor will be unable to complete construction at the budgeted cost or be unable to fund any excess construction costs. Under such contracts the Company is ultimately liable for all late delivery penalties and cost overruns.

         FACILITY LEASE LIABILITY. The Company currently leases four of the facilities that it manages. One of the leases for such facilities does not terminate upon the completion or termination of the management contract for such facility. If a management contract for such a facility is completed or terminated, the Company would be obligated to continue to make lease payments until expiration of the facility lease, even though it no longer would receive management fees with respect to such facility. Under such leases, the Company may have no contractual remedy to obtain reimbursement. At December 1, 1995, the Company's maximum potential remaining liability under such leases was approximately $118,000.

         CONTROL OF COMPANY. George R. Wackenhut and his wife, Ruth J. Wackenhut, together, through trusts over which they have sole dispositive and voting power control approximately 50.004% of the issued and outstanding voting common stock of Parent. Parent owns approximately 55% of the issued and outstanding shares of Common Stock of the Company. As a result, through Parent, George R. Wackenhut and Ruth J. Wackenhut will be able to control virtually all matters requiring approval of the shareholders of the Company, including the election of all of the directors. Although Parent intends to maintain a controlling interest in the Company and has no present plans to distribute or otherwise dispose of its shares in the Company, Parent recognizes that the Company may need additional capital as it expands and that the Company may sell additional shares with the result that Parent may own less than 50% of the shares of the Company.

         ANTI-TAKEOVER PROVISIONS. Pursuant to the Company's Articles of Incorporation, the Company's Board of Directors has the authority to issue shares of preferred stock and to determine the rights, preferences, privileges and restrictions of such shares without any further vote or action by the Company's shareholders. The issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change in control of the Company. In addition, certain provisions of the Florida Business Corporation Act have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring the Company to negotiate with, and to obtain the approval of, the Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

         DEPENDENCE UPON EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES. The continued success of the Company is dependent to a significant degree upon the continuing services of its executive officers. The loss or unavailability of any of the Company's executive officers could have an adverse effect on the Company. In addition, the Company is dependent upon its ability to hire and retain senior operational employees.


                              DESCRIPTION OF PLAN

         The Plan was adopted on May 6, 1994 and permits the Nominating and Compensation Committee of the Board of Directors of the Company to grant stock options to officers, consultants and employees of the Company who have contributed significantly to the profitability and growth of the Company. The aggregate number of shares of Common Stock that may be issued under the Plan is 1,500,000 shares.


                              SELLING SHAREHOLDERS

         The shares of Common Stock being offered pursuant to this Prospectus were purchased by the Selling Shareholders upon the exercise of stock options under the Plan. The following table shows the names of the Selling Shareholders and positions with the Company, the number of shares of the Company's Common Stock beneficially owned by each of the Selling Shareholders as of August 9, 1996, the number of shares of Common Stock covered by this Prospectus and the number and percentage of Common Stock (including shares subject to options exercisable within 60 days) to be beneficially owned by each Selling Shareholder after the completion of the Offering:


                                                                                                                   % OF
                                                                                                                  COMMON
                                                                 NUMBER OF       NUMBER OF      NUMBER OF         STOCK
                                                                  SHARES          SHARES          SHARES       BENEFICIALLY
                                                                BENEFICIALLY    COVERED BY     BENEFICIALLY       OWNED
                                         POSITION WITH         OWNED PRIOR TO      THIS        OWNED AFTER        AFTER
       SELLING SHAREHOLDER                THE COMPANY          OFFERING (1)     PROSPECTUS     OFFERING (2)    OFFERING (2)
- ---------------------------------  -------------------------   --------------   ----------     ------------    ------------
George R. Wackenhut   (3) . . . .  Director                      12,107,530       74,666        12,032,064        52.3%

Richard R. Wackenhut  . . . . . .  Director                        74,666         74,666            0               0

George C. Zoley . . . . . . . . .  President, Chief Executive      94,666         94,666            0               0
                                   Officer and Director

Wayne H. Calabrese  . . . . . . .  Executive Vice President        47,334         47,334            0               0

John G. O'Rourke  . . . . . . . .  Chief Financial Officer,        23,666         23,666            0               0
                                   Senior Vice President,
                                   Finance and Treasurer

Carol M. Brown  . . . . . . . . .  Senior Vice President,          23,666         23,666            0               0
                                   Health Services

Patricia Persante . . . . . . . .  Senior Vice President           47,800         47,800            0               0


*        Less than 1% beneficial ownership.

         (1) Includes shares subject to options which are exercisable within sixty days of this Prospectus.
         (2)  Assumes that all shares offered hereby are sold.
         (3) George R. Wackenhut, together with his wife, Ruth J. Wackenhut, jointly own 50.004% of the issued and outstanding voting common stock of The Wackenhut Corporation ("Parent") and Parent controls the Company. By virtue of their control, George R. Wackenhut and Ruth J. Wackenhut are deemed beneficial owners of the shares of Common Stock owned by Parent.

         GEORGE R. WACKENHUT has served as a Director of the Company since it was incorporated in 1988. Mr. Wackenhut is the Chairman of the board, Chief executive Officer and founder of Parent. Mr. Wackenhut was President of Parent from the time of its founding in 1955 until 1986. Prior to that, Mr. Wackenhut had been a Special Agent of the Federal Bureau of Investigation from 1950 to 1954. Mr. Wackenhut is on the Dean's Advisory Board of the University of Miami School of Business, the National Council of Trustees, Freedom Foundation at Valley Forge, the President's Advisory Council for the Small Business Administration, Region IV, and a member of the National Board of the National Soccer Hall of Fame. Mr. Wackenhut is a past member of the Law Enforcement Council, National Council on Crime and Delinquency, and the Board of Visitors of the Untied States Army Military Police School. His son, Richard R. Wackenhut, is a Director of the Company.

         RICHARD R. WACKENHUT has served as a Director of the Company since it was incorporated in 1988. Mr. Wackenhut has been the President and Chief Operating Officer of Parent since 1986, and was Senior Vice President, Operations from 1983 to 1986. Mr. Wackenhut joined Parent in 1973 and served in a number of positions of increasing responsibility, including filed positions of Area and District Manager. Mr. Wackenhut is a member of the Student Affairs Committee and the Development Committee of the St. Thomas University Board of Trustees, and is a Director of Associated Industries of Florida. He is also a member of the American Society of Industrial Security and a member of the International Security Management Association. Mr. Wackenhut is the son of George R. Wackenhut, a Director of the Company.

         GEORGE C. ZOLEY has served as President and a Director of the company since it was incorporated in 1988, and Chief Executive Officer since April 1994. Dr. Zoley established the correctional division for Parent in 1984 and was, and continues to be, a major factor int he Company's development of its privatized correctional and detention facility business. Dr. Zoley is also a director of each of the entities through which the Company conducts its international operations. From 1981 through 1988, as manager, director, and then Vice President of Government Services of WSI, Dr. Zoley was responsible for the development of opportunities in the privatization of government services by WSI. Dr. Zoley continues to serve as a Vice President of WSI. Prior to joining WSI, Dr. Zoley held various administrative and management positions for city and county governments in South Florida.

         WAYNE H. CALABRESE has served as Acting Chief Operating Officer since December 1995 and as Executive Vice President since June 1994. Mr. Calabrese is also a director of each of the entities through which the Company conducts its international operations. Mr. Calabrese served as Chief Executive Officer of Australasian Correctional Management, Pty Ltd, a subsidiary of the company, from 1991 until he returned to the United States in 1994. Mr. Calabrese joined the Company as Vice President, Business Development in 1989 and became Executive Vice President of the Company in 1994. Mr. Calabrese's prior experience in the public sector includes positions as Assistant City Law Director in Akron, Ohio, Assistant County Prosecutor, and later, Chief of the County Bureau of Support for Summit County, Ohio. Mr. Calabrese was also Legal Counsel and Director of Development for the Akron Metropolitan Housing Authority. Prior to joining the Company, Mr. Calabrese was engaged in the private practice of law as a partner in the Akron law firm of Calabrese, Dobbins and Kepple.

         JOHN G. O'ROURKE has served as Chief Financial Officer and Treasurer of the Company since April 1994, and has been the Senior Vice President, Finance of the company since June 1991. Prior to joining the Company, Mr. O'Rourke spent twenty years as an officer in the Untied States Air Force where his most recent position was a the Strategic Division Chief in the Office of the Secretary of the Air Force, responsible for acquisition and procurement matters for strategic bomber aircraft.

         CAROL M. BROWN has served as Senior Vice President, Health Services of the company since August 1990. Ms. Brown is a certified specialist in correctional health care management. From 1988 until joining the Company, Ms. Brown was a consultant for medial case management and workers' compensation in South Florida for Health and Rehabilitation Management, Inc. From 1987 and 1988, Ms. Brown was Medial Manager for Metlife Healthcare of South Florida. Ms. Brown was an administrator for health care services for Medical Personnel Pool, Inc. from 1985 to 1987 and for Upjohn Healthcare Services from 1981 to 1985.

         PATRICIA MCNAIR PERSANTE has served as Senior Vice President, Contract Compliance of the Company since February 1995 and was vice President, Contract Compliance of the Company from 1990 to February 1995. From 1988 until joining the Company, Ms. Persante was engaged in private law practice with the San Antonio law firm of Smith, Banshop, Stoffer & Millsep. From 1983 to 1988, Ms. Persante was Assistant Criminal District Attorney for Bexar County, Texas.


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the reoffering of securities by the Selling Stockholders, although the Company is entitled to receive the exercise price of the options under which the Common Shares are acquired by the Selling Stockholders. The proceeds received by the Company on the exercise of the options may be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock are being registered for reoffers and resales by the Selling Shareholders for their own accounts. Such shares of Common Stock may be sold from time to time by any of the Selling Shareholders or by pledgees, donees, transferees or other successors in interest, directly to purchasers, in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in separately negotiated transactions or in a combination of such transactions, at market prices prevailing at the time of such sale, at prices related to such prevailing prices or at prices otherwise negotiated.

         The Selling Shareholders may be limited in the amount of shares of Common Stock which they may sell during any three month period as a result of the volume limitations contained in Section 144 of the Exchange Act. The amount of shares of Common Stock which may be sold by each of the Selling Shareholders within any three month period may not exceed, when aggregated with sales of shares of Common Stock of the Company by such Selling Shareholders, the greater of (i) one percent of the shares of Common Stock of the Company outstanding as shown by the most recent report filed by the Company; or (ii) the average weekly reported volume of trading in shares of Common Stock on the New York Stock Exchange during the four calendar weeks preceding the filing of the Forms required under Rule 144 promulgated under the Securities Act (or if no such notice is required, the date of receipt of the order by a broker-dealer to execute the transaction), or (iii) the average weekly volume of trading in the shares of Common Stock reported through the consolidated transaction reporting system under the Exchange Act during such four week period.

         The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the share for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock through a block trade, a special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) of the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved,
(iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

         There can be no assurances that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant, a Florida corporation, is empowered by Section
607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, he court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The indemnification and advancements of expenses provided pursuant to
Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which he director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Registrant's bylaws provide that the Registrant shall indemnify every person who was or is a party of or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such case involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Registrant may be entitled as a matter of law.

         Under the Registrant's indemnification agreements with its officers and directors it is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person, in any action suit or proceeding in which such person was or is made or threatened to be made a party or otherwise involved by reason of the fact that such person was a director of officer of the Registrant. The Registrant is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceeding if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

         The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors or officers.

                                 LEGAL MATTERS

         The validity of the issuance of the shares being offered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida, Suntrust International Center, One Southeast Third Avenue, 28th Floor, Miami, Florida 33131-1704.

                                    EXPERTS

         The financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicted in their report appearing therein and are included herein in reliance upon the authority of that firm as expert in giving said report.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents filed by Company with the Commission are incorporated herein by reference.

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                 (b) The Company's Quarterly Report on Form 10-Q for the thirteen weeks ended March 31, 1996.

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 27, 1994, and any amendment or report filed with the Commission for the purpose of updating such description.

                 In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Registrant, a Florida corporation, is empowered by Section
607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense or litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                 The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                 The Registrant's bylaws provide that the Registrant shall indemnify every person who was or is a party of or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such case involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification, in the discretion of the Board of Directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive or any right to which any director, officer, employee, agent or controlling shareholder of the Registrant may be entitled as a matter of law.

                 Under the Registrant's indemnification agreements with its officers and directors it is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person, in any action suite or proceeding in which such person was or is made or threatened to be a part or otherwise involved by reason of the fact that such person was a director or officer of the Registrant. The Registrant is also obligated to pay the reasonable expense of indemnified directors or officers in defending such proceeding if the indemnified party agrees to repay all amounts advance should it be ultimately determined that such person is not entitled to indemnification.

                 The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.


ITEM 8.          EXHIBITS.

                 The exhibits filed as part of this Registration Statement are as follows:

                  EXHIBIT
                  NUMBER              DESCRIPTION
                  ------              -----------
                      4.1         --  Amended and Restated Articles of Incorporation of the Registrant
                                      (incorporated by reference to Exhibit 3.1 of the Registrant's
                                      Registration Statement on Form S-1 -- File No. 33-79264).

                      4.2         --  Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 -- File No. 33-
                                      79264).

                      4.3         --  Form of Common Stock Certificate (incorporated by reference to the
                                      Registrant's Registration Statement on the Registrant's Form 8-A filed with the Commission on June 27, 1994).

                      5.1         --  Opinion of Akerman, Senterfitt & Eidson, P.A.

                     10.1         --  Wackenhut Corrections Corporation Stock Option Plan .

                     23.1         --  Consent of Arthur Andersen LLP.

                     23.3         --  Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

                     24.1         --  Powers of Attorney -- included as part of the signature page hereto.


ITEM 9.          UNDERTAKINGS.

                 The undersigned Registrant hereby undertakes:

                 A.       (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement:

                                  (i)      To include any prospectus required
                          by Section 10(a)(3) of the Securities Act.

                                  (ii)     To reflect in the Prospectus any
                          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set fort in the Registration Statement; and

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                          (2)     That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by; such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant, Wackenhut Corrections Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on the 12th day of August, 1996.


                                WACKENHUT CORRECTIONS CORPORATION


                            By: /s/ GEORGE C. ZOLEY
                                ------------------------------------------------
                                GEORGE C. ZOLEY
                                President, Chief Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Rowan and John G. O'Rourke, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on August 12, 1996.


           Signature                               Title
           ---------                               -----



 /s/ GEORGE R. WACKENHUT             Chairman of the Board and Director
 ------------------------------
 GEORGE R. WACKENHUT



 /s/ GEORGE C. ZOLEY                 President, Chief Executive Officer and
 ------------------------------           Director (Principal Executive Officer)
 GEORGE C. ZOLEY



 /s/ JOHN G. O'ROURKE                Chief Financial Officer, Senior Vice
 ------------------------------           President Finance and Treasurer
 JOHN G. O'ROURKE                         (Principal Financial and
                                          Accounting Officer)

           Signature                               Title
           ---------                               -----


 /s/ RICHARD R. WACKENHUT            Director
 ------------------------------
 RICHARD R. WACKENHUT


                                     Director
 -------------------------------
 NORMAN A. CARLSON


                                     Director
 -------------------------------
 BENJAMIN R. CIVILETTI


 /s/ MANUEL J. JUSTIZ                Director
 -------------------------------
 MANUEL J. JUSTIZ


 /s/ ANTHONY P. TRAVISONO            Director
 -------------------------------
 ANTHONY P. TRAVISONO

                                                 REGISTRATION NO. 333-__________





                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                   _________________________________________

                              EXHIBITS FILED WITH
                             REGISTRATION STATEMENT
                                  ON FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    _______________________________________

                       WACKENHUT CORRECTIONS CORPORATION
                           4200 WACKENHUT DRIVE, #100
                    PALM BEACH GARDENS, FLORIDA  33410-4243

                                 EXHIBIT INDEX


                    EXHIBIT
                    NUMBER            DESCRIPTION
                    ------            -----------
                      4.1         --  Amended and Restated Articles of Incorporation of the Registrant
                                      (incorporated by reference to Exhibit 3.1 of the Registrant's
                                      Registration Statement on Form S-1 -- File No. 33-79264).

                      4.2         --  Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 -- File No. 33-
                                      79264).
                      4.3         --  Form of Common Stock Certificate (incorporated by reference to the
                                      Registrant's Registration Statement on the Registrant's Form 8-A filed with the Commission on June 27, 1994).

                      5.1         --  Opinion of Akerman, Senterfitt & Eidson, P.A.

                     10.1         --  Wackenhut Corrections Corporation Stock Option Plan .

                     23.1         --  Consent of Arthur Andersen LLP.

                     23.3         --  Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

                     24.1         --  Powers of Attorney --included as part of the signature page hereto.
